TYSON FOODS REPORTS FIRST QUARTER 2024 RESULTS
Reports Third Quarter of Sequential Adjusted Operating Income Growth
Springdale, Arkansas – February 5, 2024 – Tyson Foods, Inc. (NYSE: TSN), one of the world’s largest food companies and a recognized leader in protein with leading brands including Tyson, Jimmy Dean, Hillshire Farm, Ball Park, Wright, Aidells, ibp and State Fair, reported the following results:

(in millions, except per share data)	First Quarter
	2024	2023
Sales	$13,319	$13,260

Operating Income	$231	$467
Adjusted[1] Operating Income (non-GAAP)	$411	$453

Net Income Per Share Attributable to Tyson	$0.30	$0.88
Adjusted[1] Net Income Per Share Attributable to Tyson (non-GAAP)	$0.69	$0.85
1 The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). As used in this table and throughout this earnings release, adjusted operating income and adjusted net income per share attributable to Tyson (Adjusted EPS) are non-GAAP financial measures. Refer to the end of this release for an explanation and reconciliation of these and other non-GAAP financial measures used in this release to comparable GAAP measures.
First Quarter Highlights
•Sales of $13,319 million, up 0.4% from prior year
•GAAP operating income of $231 million, down 51% from prior year
•Adjusted operating income of $411 million, down 9% from prior year
•GAAP EPS of $0.30, down 66% from prior year
•Adjusted EPS of $0.69, down 19% from prior year
•Total Company GAAP operating margin of 1.7%
•Total Company adjusted operating margin (non-GAAP) of 3.1%
•Liquidity of approximately $3.7 billion as of December 30, 2023
"Our team executed well in the quarter and delivered tangible results, including our third sequential quarter of adjusted operating income growth," said Donnie King, President & CEO, Tyson Foods. "We saw the benefits of our diverse protein portfolio and realization of operational efficiencies from the strategic decisions we made in the past year."
"Although we still have work to do, I am pleased with our first quarter results and am confident we are on the right path to deliver long-term shareholder value," King concluded. "Going forward, we will continue to prioritize our liquidity and financial health, our focus on operational excellence, and our relentless pursuit to win with customers and consumers."

SEGMENT RESULTS (in millions)

Sales
(for the first quarter ended December 30, 2023, and December 31, 2022)
	First Quarter
			Volume	Avg. Price
	2024	2023	Change	Change
Beef	$5,023	$4,723	(4.1)%	10.5%
Pork	1,517	1,529	7.7%	(8.5)%
Chicken	4,033	4,263	(1.5)%	(3.9)%
Prepared Foods	2,543	2,538	2.5%	(2.3)%
International/Other	582	612	2.2%	(7.1)%
Intersegment Sales	(379)	(405)	n/a	n/a
Total	$13,319	$13,260	—%	0.4%

Operating Income (Loss)
(for the first quarter ended December 30, 2023, and December 31, 2022)
	First Quarter
			Operating Margin
	2024	2023	2024	2023
Beef	$(206)	$166	(4.1)%	3.5%
Pork	39	(21)	2.6%	(1.4)%
Chicken	177	69	4.4%	1.6%
Prepared Foods	243	258	9.6%	10.2%
International/Other	(22)	(5)	n/a	n/a
Total	$231	$467	1.7%	3.5%
ADJUSTED SEGMENT RESULTS (in millions)

Adjusted Operating Income (Loss) (Non-GAAP)[1]
(for the first quarter ended December 30, 2023, and December 31, 2022)
	First Quarter
			Adjusted Operating Margin (Non-GAAP)
	2024	2023	2024	2023
Beef	$(117)	$129	(2.3)%	2.7%
Pork	68	(19)	4.5%	(1.2)%
Chicken	192	77	4.8%	1.8%
Prepared Foods	264	266	10.4%	10.5%
International/Other	4	—	n/a	n/a
Total	$411	$453	3.1%	3.4%

OUTLOOK
For fiscal 2024, the United States Department of Agriculture (USDA) indicates domestic protein production (beef, pork, chicken and turkey) should increase slightly compared to fiscal 2023 levels. The following is a summary of the updated outlook for each of our segments, as well as an outlook for revenues, capital expenditures, net interest expense, liquidity and tax rate for fiscal 2024. Certain of the outlook numbers include adjusted operating income (loss) (a non-GAAP metric) for each segment. The Company is not able to reconcile its full-year fiscal 2024 projected adjusted results to its fiscal 2024 projected GAAP results because certain information necessary to calculate such measures on a GAAP basis is unavailable or dependent on the timing of future events outside of our control. Therefore, because of the uncertainty and variability of the nature of and the amount of any potential applicable future adjustments, which could be significant, the Company is unable to provide a reconciliation for these forward-looking non-GAAP measures without unreasonable effort. Adjusted operating income (loss) should not be considered a substitute for operating income (loss) or any other measures of financial performance reported in accordance with GAAP. Investors should rely primarily on the Company’s GAAP results and use non-GAAP financial measures only supplementally in making investment decisions.
Beef
USDA projects domestic production will decrease approximately 2% in fiscal 2024 as compared to fiscal 2023. We anticipate adjusted operating income (loss) between ($400) million and breakeven in fiscal 2024.
Pork
USDA projects domestic production will increase approximately 2% in fiscal 2024 as compared to fiscal 2023. We anticipate adjusted operating income of breakeven to $100 million in fiscal 2024.
Chicken
USDA projects chicken production will be flat in fiscal 2024 as compared to fiscal 2023. We anticipate adjusted operating income of $500 million to $700 million for fiscal 2024.
Prepared Foods
We anticipate adjusted operating income of $800 million to $1 billion in fiscal 2024.
International/Other
We anticipate improved results from our foreign operations in fiscal 2024 on an adjusted basis.
Total Company
We anticipate total company adjusted operating income of $1.0 billion to $1.5 billion for fiscal 2024.
Revenue
We expect sales to be relatively flat in fiscal 2024 as compared to fiscal 2023.
Capital Expenditures
We expect capital expenditures between $1.0 billion and $1.5 billion for fiscal 2024. Capital expenditures include investments in profit improvement projects as well as projects for maintenance and repair. This includes completion of capacity expansion projects as well as new equipment, automation technology and processes for product innovation.
Net Interest Expense
We expect net interest expense to approximate $400 million for fiscal 2024.
Liquidity
We expect total liquidity, which was approximately $3.7 billion as of December 30, 2023, to remain above our minimum liquidity target of $1.0 billion.
Tax Rate
We currently expect our adjusted effective tax rate to be 23% to 24% for fiscal 2024.

TYSON FOODS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(In millions, except per share data)
(Unaudited)

	Three Months Ended
	December 30, 2023	December 31, 2022
Sales	$13,319	$13,260
Cost of Sales	12,496	12,292
Gross Profit	823	968

Selling, General and Administrative	592	501
Operating Income	231	467
Other (Income) Expense:
Interest income	(10)	(9)
Interest expense	105	84
Other, net	(25)	(42)
Total Other (Income) Expense	70	33
Income before Income Taxes	161	434
Income Tax Expense	47	114
Net Income	114	320
Less: Net Income Attributable to Noncontrolling Interests	7	4
Net Income Attributable to Tyson	$107	$316
Net Income Per Share Attributable to Tyson:
Class A Basic	$0.31	$0.91
Class B Basic	$0.28	$0.81
Diluted	$0.30	$0.88
Dividends Declared Per Share:
Class A	$0.500	$0.500
Class B	$0.450	$0.450

Sales Growth	0.4%
Margins: (Percent of Sales)
Gross Profit	6.2%	7.3%
Operating Income	1.7%	3.5%
Net Income Attributable to Tyson	0.8%	2.4%
Effective Tax Rate	29.4%	26.1%

TYSON FOODS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)
(Unaudited)

	December 30, 2023	September 30, 2023
Assets
Current Assets:
Cash and cash equivalents	$1,484	$573
Accounts receivable, net	2,263	2,476
Inventories	5,087	5,328
Other current assets	382	345
Total Current Assets	9,216	8,722
Net Property, Plant and Equipment	9,672	9,634
Goodwill	9,885	9,878
Intangible Assets, net	6,046	6,098
Other Assets	1,927	1,919
Total Assets	$36,746	$36,251

Liabilities and Shareholders’ Equity
Current Liabilities:
Current debt	$1,308	$1,895
Accounts payable	2,623	2,594
Other current liabilities	2,241	2,010
Total Current Liabilities	6,172	6,499
Long-Term Debt	8,370	7,611
Deferred Income Taxes	2,302	2,308
Other Liabilities	1,614	1,578

Total Tyson Shareholders’ Equity	18,150	18,133
Noncontrolling Interests	138	122
Total Shareholders’ Equity	18,288	18,255

Total Liabilities and Shareholders’ Equity	$36,746	$36,251

TYSON FOODS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	December 30, 2023	December 31, 2022
Cash Flows From Operating Activities:
Net income	$114	$320
Depreciation and amortization	373	303
Deferred income taxes	(14)	8
Other, net	129	68
Net changes in operating assets and liabilities	698	63
Cash Provided by Operating Activities	1,300	762

Cash Flows From Investing Activities:
Additions to property, plant and equipment	(354)	(589)
Purchases of marketable securities	(7)	(7)
Proceeds from sale of marketable securities	6	7
Acquisitions, net of cash acquired	—	(39)
Acquisition of equity investments	(26)	(36)
Other, net	3	(5)
Cash Used for Investing Activities	(378)	(669)

Cash Flows From Financing Activities:
Proceeds from issuance of debt	771	54
Payments on debt	(32)	(58)
Proceeds from issuance of commercial paper	1,649	—
Repayments of commercial paper	(2,240)	—
Purchases of Tyson Class A common stock	(13)	(313)
Dividends	(171)	(169)
Stock options exercised	7	4
Other, net	3	—
Cash Used for Financing Activities	(26)	(482)
Effect of Exchange Rate Changes on Cash	15	12
Increase (Decrease) in Cash and Cash Equivalents and Restricted Cash	911	(377)
Cash and Cash Equivalents and Restricted Cash at Beginning of Year	573	1,031
Cash and Cash Equivalents and Restricted Cash at End of Period	1,484	654
Less: Restricted Cash at End of Period	—	—
Cash and Cash Equivalents at End of Period	$1,484	$654

Non-GAAP Financial Measures
Adjusted Operating Income (Loss), Adjusted Income before Income Taxes, Adjusted Income Tax Expense, Adjusted Net Income Attributable to Tyson and Adjusted EPS, EBITDA, Adjusted EBITDA, net debt to EBITDA and net debt to Adjusted EBITDA are presented as supplemental financial measures in the evaluation of our business that are not required by, or presented in accordance with GAAP. The non-GAAP financial measures are tools intended to assist our management and investors in comparing our performance on a consistent basis for purposes of business decision-making by removing the impact of certain items that management believes do not directly reflect our core operations on an ongoing basis. These non-GAAP measures should not be a substitute for their comparable GAAP financial measures. Investors should rely primarily on our GAAP results and use non-GAAP financial measures only supplementally in making investment decisions. We believe the presentation of these non-GAAP financial measures helps management and investors to assess our operating performance from period to period, including our ability to generate earnings sufficient to service our debt, enhances understanding of our financial performance and highlights operational trends. These measures are widely used by investors and rating agencies in the valuation, comparison, rating and investment recommendations of companies. Our calculation of non-GAAP measures may not be comparable to similarly titled measures reported by other companies and other companies may not define these non-GAAP financial measures in the same way, which may limit their usefulness of comparative measures.
Definitions
EBITDA is defined as net income (loss) before interest, income taxes, depreciation and amortization. Net debt to EBITDA (Adjusted EBITDA) represents the ratio of our debt, net of cash, cash equivalents and short-term investments, to EBITDA (and to Adjusted EBITDA). EBITDA, Adjusted EBITDA, net debt to EBITDA and net debt to Adjusted EBITDA are presented as supplemental financial measurements in the evaluation of our business.
Adjusted EBITDA, Adjusted Operating Income, Adjusted Income before Income Taxes, Adjusted Income Tax Expense, Adjusted Net Income Attributable to Tyson and Adjusted EPS are defined as EBITDA, Operating Income, Income before Income Taxes, Income Tax Expense, Net Income Attributable to Tyson and diluted earnings per share, respectively, excluding the impacts of any items that management believes do not directly reflect our core operations on an ongoing basis.

TYSON FOODS, INC.
GAAP Results to Non-GAAP Results Reconciliations
(In millions, except per share data)
(Unaudited)

Results for the first quarter ended December 30, 2023
	Sales	Cost of Sales	Selling, General and Administrative	Operating Income	Other (Income) Expense	Income before Income Taxes	Income Tax Expense	Net Income Attributable to Tyson	EPS Impact
GAAP Results				$231		$161	$47	$107	$0.30
Production facilities fire costs, net of insurance proceeds[3]	—	2	—	2	(3)	(1)	(6)	5	0.01
Restructuring and related charges	—	3	27	30	—	30	8	22	0.06
Plant closures	—	75	—	75	—	75	19	56	0.16
Legal contingency accruals	—	73	—	73	—	73	18	55	0.16
Adjusted Non-GAAP Results				$411		$338	$86	$245	$0.69

Results for the first quarter ended December 31, 2022
	Sales	Cost of Sales	Selling, General and Administrative	Operating Income	Other (Income) Expense	Income before Income Taxes	Income Tax Expense	Net Income Attributable to Tyson	EPS Impact
GAAP Results				$467		$434	$114	$316	$0.88
Production facilities fire insurance proceeds, net of costs[3]	—	(35)	—	(35)	—	(35)	(8)	(27)	(0.07)
Restructuring and related charges	—	8	13	21	—	21	5	16	0.04
Adjusted Non-GAAP Results				$453		$420	$111	$305	$0.85

TYSON FOODS, INC.
Adjusted Operating Income (Loss) Non-GAAP Reconciliations
(In millions)
(Unaudited)

Adjusted Operating Income (Loss)
(for the first quarter ended December 30, 2023)
	Beef	Pork	Chicken	Prepared Foods	International/Other	Total
Reported operating income (loss)	$(206)	$39	$177	$243	$(22)	$231
Add/(Less): Production facilities fire insurance costs, net of proceeds[3]	—	—	(24)	—	26	2
Add: Restructuring and related charges	4	1	4	21	—	30
Add: Plant closures	40	—	35	—	—	75
Add: Legal contingency accruals	45	28	—	—	—	73
Adjusted operating income (loss)	$(117)	$68	$192	$264	$4	$411

Adjusted Operating Income (Loss)
(for the first quarter ended December 31, 2022)
	Beef	Pork	Chicken	Prepared Foods	International/Other	Total
Reported operating income (loss)	$166	$(21)	$69	$258	$(5)	$467
(Less)/Add: Production facilities fire insurance proceeds, net of costs[3]	(42)	—	7	—	—	(35)
Add: Restructuring and related charges	5	2	1	8	5	21
Adjusted operating income (loss)	$129	$(19)	$77	$266	$—	$453

TYSON FOODS, INC.
EBITDA and Adjusted EBITDA Non-GAAP Reconciliations
(In millions)
(Unaudited)

	Three Months Ended		Fiscal Year Ended	Twelve Months Ended
	December 30, 2023	December 31, 2022	September 30, 2023	December 30, 2023

Net income (loss)	$114	$320	$(649)	$(855)
Less: Interest income	(10)	(9)	(30)	(31)
Add: Interest expense	105	84	355	376
Add/(Less): Income tax expense (benefit)	47	114	(29)	(96)
Add: Depreciation	312	243	1,100	1,169
Add: Amortization[2]	59	58	229	230
EBITDA	$627	$810	$976	$793

Adjustments to EBITDA:
Less: Production facilities fire insurance proceeds, net of costs[3]	$(1)	$(35)	$(75)	$(41)
Add: Restructuring and related charges	30	21	124	133
Add: Plant closures	75	—	322	397
Add: Legal contingency accruals	73	—	156	229
Add: Goodwill impairment	—	—	781	781
Less: China plant relocation remuneration	—	—	(19)	(19)
Add: Product line discontinuation	—	—	17	17
Less: Depreciation included in EBITDA adjustments[4]	(60)	(6)	(133)	(187)
Total Adjusted EBITDA	$744	$790	$2,149	$2,103

Total gross debt			$9,506	$9,678
Less: Cash and cash equivalents			(573)	(1,484)
Less: Short-term investments			(15)	(15)
Total net debt			$8,918	$8,179

Ratio Calculations:
Gross debt/EBITDA			9.7x	12.2x
Net debt/EBITDA			9.1x	10.3x

Gross debt/Adjusted EBITDA			4.4x	4.6x
Net debt/Adjusted EBITDA			4.1x	3.9x
2 Excludes the amortization of debt issuance and debt discount expense of $2 million for the three months ended December 30, 2023 and December 31, 2022, and $10 million for the fiscal year ended September 30, 2023 and the twelve months ended December 30, 2023 as it is included in interest expense.
3 Relates to fires at production facilities in International/Other in the first quarter of fiscal 2024, Chicken in the fourth quarter of fiscal 2021 and Beef in the fourth quarter of fiscal 2019.
4 Removal of accelerated depreciation of $60 million related to plant closures for the three months ended December 30, 2023; $6 million related to restructuring and related charges for the three months ended December 31, 2022; $19 million related to restructuring and related charges and $114 million related to plant closures for the twelve months ended September 30, 2023; and $13 million related to restructuring and related charges and $174 million related to plant closures for the twelve months ended December 30, 2023 as they are already included in depreciation expense.

About Tyson Foods, Inc.
Tyson Foods, Inc. (NYSE: TSN) is one of the world’s largest food companies and a recognized leader in protein. Founded in 1935 by John W. Tyson and grown under four generations of family leadership, the Company has a broad portfolio of products and brands like Tyson®, Jimmy Dean®, Hillshire Farm®, Ball Park®, Wright®, Aidells®, ibp® and State Fair®. Headquartered in Springdale, Arkansas, the Company had approximately 139,000 team members on September 30, 2023. Through its Core Values, Tyson Foods strives to operate with integrity, create value for its shareholders, customers, communities and team members and serve as a steward of the animals, land and environment entrusted to it. Visit www.tysonfoods.com.
Conference Call Information and Other Selected Data
A conference call to discuss the Company's financial results will be held at 9 a.m. Eastern Monday, February 5, 2024. A link for the webcast of the conference call is available on the Tyson Investor Relations website at https://ir.tyson.com. The webcast also can be accessed by the following direct link: https://events.q4inc.com/attendee/679527774. For those who cannot participate at the scheduled time, a replay of the live webcast and the accompanying slides will be available at https://ir.tyson.com. A telephone replay will also be available until Tuesday, March 5, 2024, toll free at 1-877-344-7529, international toll 1-412-317-0088 or Canada toll free 855-669-9658. The replay access code is 4412115. Financial information, such as this news release, as well as other supplemental data, can be accessed from the Company's web site at https://ir.tyson.com.
Forward-Looking Statements
Certain information in this release constitutes forward-looking statements as contemplated by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, current views and estimates of our outlook for fiscal 2024, other future economic circumstances, industry conditions in domestic and international markets, our performance and financial results (e.g., debt levels, return on invested capital, value-added product growth, capital expenditures, tax rates, access to foreign markets and dividend policy). These forward-looking statements are subject to a number of factors and uncertainties that could cause our actual results and experiences to differ materially from anticipated results and expectations expressed in such forward-looking statements. We wish to caution readers not to place undue reliance on any forward-looking statements, which are expressly qualified in their entirety by this cautionary statement and speak only as of the date made. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that may cause actual results and experiences to differ from anticipated results and expectations expressed in such forward-looking statements are the following: (i) global pandemics have had, and may in the future have, an adverse impact on our business and operations; (ii) the effectiveness of restructuring or financial excellence programs; (iii) access to foreign markets together with foreign economic conditions, including currency fluctuations, import/export restrictions and foreign politics; (iv) cyberattacks, other cyber incidents, security breaches or other disruptions of our information technology systems; (v) risks associated with our failure to consummate favorable acquisition transactions or integrate certain acquisitions’ operations; (vi) the Tyson Limited Partnership’s ability to exercise significant control over the Company; (vii) fluctuations in the cost and availability of inputs and raw materials, such as live cattle, live swine, feed grains (including corn and soybean meal) and energy; (viii) market conditions for finished products, including competition from other global and domestic food processors, supply and pricing of competing products and alternative proteins and demand for alternative proteins; (ix) outbreak of a livestock disease (such as African swine fever (ASF), avian influenza (AI) or bovine spongiform encephalopathy (BSE)), which could have an adverse effect on livestock we own, the availability of livestock we purchase, consumer perception of certain protein products or our ability to conduct our operations; (x) changes in consumer preference and diets and our ability to identify and react to consumer trends; (xi) effectiveness of advertising and marketing programs; (xii) significant marketing plan changes by large customers or loss of one or more large customers; (xiii) our ability to leverage brand value propositions; (xiv) changes in availability and relative costs of labor and contract farmers and our ability to maintain good relationships with team members, labor unions, contract farmers and independent producers providing us livestock, including as a result of our relocation of certain corporate team members to our world headquarters in Springdale, Arkansas; (xv) issues related to food safety, including costs resulting from product recalls, regulatory compliance and any related claims or litigation; (xvi) the effect of climate change and any legal or regulatory response thereto; (xvii) compliance with and changes to regulations and laws (both domestic and foreign), including changes in accounting standards, tax laws, environmental laws, agricultural laws and occupational, health and safety laws; (xviii) adverse results from litigation; (xix) risks associated with leverage, including cost increases due to rising interest rates or changes in debt ratings or outlook; (xx) impairment in the carrying value of our goodwill or indefinite life intangible assets; (xxi) our participation in a multiemployer pension plan; (xxii) volatility in capital markets or interest rates; (xxiii) risks associated with our commodity purchasing activities; (xxiv) the effect of, or changes in, general economic conditions; (xxv) impacts on our operations caused by factors and forces beyond our control, such as natural disasters, fire, bioterrorism, pandemics, armed conflicts or extreme weather; (xxvi) failure to maximize or assert our intellectual property rights; (xxvii) effects related to changes in tax rates, valuation of deferred tax assets and liabilities, or tax laws and their interpretation; and (xxviii) the other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, including those included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent Annual Report on Form 10-K and Quarterly reports on Form 10-Q.

Media Contact: Laura Burns, 479-713-9890 Investor Contact: Sean Cornett, 479-466-0401	Source: Tyson Foods, Inc. Category: IR, Newsroom